Exhibit 23.3

Consent of Union Power HK CPA Limited

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Aesthetic Medical International Holdings Group Limited of our report dated May 13, 2022 relating to the financial statements, which appears in Aesthetic Medical International Holding Group Limited’s Annual Report on Form 20-F for year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Union Power HK
Union Power HK CPA Limited
Hong Kong
June 10, 2022